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                     [Letterhead of Ray, Quinney & Nebeker]



                                                          Exhibits 5(g) and 8(c)



                                     April 15, 1999


First Security Corporation
and First Security Capital IV
79 South Main Street
Salt Lake City, Utah  84111

          Re: FIRST SECURITY CORPORATION AND FIRST SECURITY CAPITAL IV

Ladies and Gentlemen:

         We have acted as counsel to First Security Corporation, a Delaware corporation (the "Company"), and as counsel to First Security Capital IV (the "Trust"), First Security Capital II, First Security Capital III, and First Security Capital V, each a Delaware business trust (collectively, the "Trusts" and, together with the Company, the "Registrants"), in connection with the Registration Statement on Form S-3 of the Registrants, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which relates to the issuance of (i) preferred securities representing beneficial ownership interests in each respective Trust which issues them (the "Preferred Securities"), (ii) unconditional and irrevocable guarantees (the "Guarantees" and, each, a "Guarantee") of the obligations of the Trusts under the Preferred Securities that may be issued by the Company and
(iii) junior subordinated debentures (the "Debentures") to be issued by the Company.

         In connection with this opinion, we have investigated such questions of law, examined such corporate documents and records of the Company and the Trust, and certificates of public officials and other documents concerning the Company and/or the Trust, and received such information from officers and representatives of the Company and the Trust as we have deemed necessary or appropriate for purposes of this opinion. We have examined, among other documents:

         (a) the Certificate of Trust of the Trust, dated as of March 9, 1999
(the
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First Security Corporation
First Security Capital IV
April 15, 1999
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"Certificate"), as filed with the Secretary of State of the State of
Delaware (the "Secretary of State") on March 9, 1999;

         (b) the Declaration of Trust of the Trust, dated as of March 9, 1999, among the Company and the trustees of the Trust named therein;

         (c) an executed copy of the Registration Statement, as amended, relating to the Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities");

         (d) the form of the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), to be entered among the Company, as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

         (e) the Indenture, dated as of March 30, 1999 the ("Indenture"), by and between the Company and The First National Bank of Chicago, as indenture trustee;

         (f) the form of the Guarantee Agreement (the "Guarantee Agreement"), to be entered between the Company and The First National Bank of Chicago, as guarantee trustee (the "Guarantee Trustee");

         (g) the form of the underwriting agreement to be entered among the Trust, as issuer, the Company, as guarantor, and the underwriters to be named therein relating to the issuance of Preferred Securities of the Trust under the Registration Statement, as amended; and

         (h) the other exhibits to the Registration Statement, as amended.

         Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

         1. With respect to the Debentures to be issued under the Indenture, when such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture upon payment of the consideration therefor as contemplated by the Registration Statement, as amended, such Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         2. With respect to the Guarantee to be issued under the Guarantee
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First Security Corporation
First Security Capital IV
April 15, 1999
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Agreement, when (i) such Guarantee Agreement has been validly executed and delivered by the Company and by the Guarantee Trustee and (ii) such Guarantee has been duly executed, authenticated, issued and delivered in accordance with the provisions of such Guarantee Agreement, such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles, (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3. a. The Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation; and

            b. The Debentures will be classified as debt for United States federal income tax purposes.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

            c. In rendering our opinions we have assumed the genuineness of all signatures on all documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, the due authorization, execution and delivery of all instruments and documents by parties other than the Company and the Trust, and that such instruments and documents are the valid, binding and enforceable obligations of such persons.

            d. We have assumed that the Registration Statement, as amended, will be effective under the Act at the time of issuance, offering and sale of any such Preferred Securities, Debentures and Guarantees.

            e. We are members of the Bar of the State of Utah, and we render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Utah and the federal laws of the United States of America.

            f. This opinion is limited to the present laws of the States of Utah and of the United States of America, and to the facts bearing upon this opinion as they presently exist. We assume no obligation to revise or supplement this opinion.

            g. The opinions and conclusions set forth in paragraph 3 are based upon the federal income tax laws of the United States, including the Internal Revenue Code of 1986, as amended, Treasury Regulations and judicial and administrative interpretations thereof, as they exist as of the date of this opinion. There can be no assurance that the legal authorities upon
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First Security Corporation
First Security Capital IV
April 15, 1999
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which our opinion is based will not be modified, revoked, supplemented or otherwise changed. To the extent of any such changes, our opinion is not applicable. Furthermore, we undertake no obligation to reexamine or in any way revise our opinion in the light of any such changes.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, as amended. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, as amended.

                                                 Very truly yours,

                                                 /s/ RAY, QUINNEY & NEBEKER
                                                 -------------------------------
                                                     RAY, QUINNEY & NEBEKER